Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST

NEW YORK, NY 10001	FIRM/AFFILIATE OFFICES
TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com	BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON
February 28, 2022	BEIJING BRUSSELS FRANKFURT
Crane Holdings, Co. 100 First Stamford Place Stamford, Connecticut 06902	HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL
RE: Crane Holdings, Co. Registration Statement on Form S-4 Ladies and Gentlemen:	SHANGHAI SINGAPORE TOKYO TORONTO

We have acted as United States special counsel to Crane Co., a Delaware corporation (“Crane Co.”), in connection with the registration by Crane Holdings, Co., a Delaware corporation and wholly-owned subsidiary of Crane Co. (the “Company”), of shares (the “Registered Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), and the issuance of up to the number of Registered Shares (the “Share Issuance”) that may become issuable upon the consummation of the merger (the “Merger”) of Crane Transaction Company, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Crane Co., with Crane Co. continuing as the surviving entity in the Merger and as a wholly-owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of February 28, 2022, by and among Crane Co., the Company and Merger Sub (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)

the registration statement on Form S-4 of the Company relating to the Registered Shares to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act on the date hereof (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)	the prospectus, to be filed by the Company with the Commission under the Securities Act on the date hereof, which forms a part of, and is included in, the Registration Statement;

(c)	an executed copy of the Merger Agreement;

(d)	an executed copy of a certificate of Anthony D’Iorio, Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(e)	a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of February 24, 2022, and certified pursuant to the Secretary’s Certificate;

Crane Holdings, Co.

February 28, 2022

(f)

the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the Share Issuance and filed as Exhibit 3.1 to the Registration Statement (the “Amended and Restated Certificate of Incorporation”);

(g)	a copy of the Company’s By-laws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(h)

the form of the Company’s Amended and Restated By-laws, to be in effect immediately prior to the Share Issuance and filed as Exhibit 3.2 to the Registration Statement (the “Amended and Restated Bylaws”);

(i)	a specimen certificate representing the Common Stock, which is attached to the Secretary’s Certificate;

(j)	a copy of the Action by Unanimous Written Consent of the Board of Directors of the Company, adopted on the date hereof, certified pursuant to the Secretary’s Certificate; and

(k)	a copy of the Action by Written Consent the Sole Stockholder of the Company, adopted on the date hereof, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreement.

In our examination, we have assumed the genuineness of all signatures, including endorsements, electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties set forth in the Merger Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Merger is consummated in accordance with the terms of the Merger Agreement; (iii) the Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt the Amended and Restated By-laws and to approve the issuance of the Registered Shares and related matters; (iv) certificates in the form required under the DGCL representing the Registered Shares, as and where applicable, are duly executed and signed by the transfer agent; and (iv) the Registered Shares are registered in the Company’s share registry, the Registered Shares, when issued and delivered in accordance with the provisions of the Merger Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable.

Crane Holdings, Co.

February 28, 2022

We hereby consent to the reference to our firm under the heading “Validity of Shares” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP